Exhibit 99.1

Agreement of Joint Filing

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D and any and all amendments thereto, with respect to the securities referenced in such statement, as amended, and that this Agreement be included as an Exhibit to such filing. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

Date: February 7, 2014

/s/ David M. Knott
DAVID M. KNOTT

DORSET MANAGEMENT CORPORATION

By:	/s/ David M. Knott

	Name:	David M. Knott

	Title:	President

KNOTT PARTNERS, L.P.

By:	Knott Partners Management, LLC,

Its managing general partner

By:	/s/ David M. Knott

	Name:	David M. Knott

	Title:	Managing Member

KNOTT PARTNERS OFFSHORE MASTER FUND, L.P.

By:	Knott Partners Management, LLC,

Its sole general partner

By:	/s/ David M. Knott

	Name:	David M. Knott

	Title:	Managing Member